Exhibit 23.2


                             BEIJING SAGE LAW FIRM



To the Board of Directors of
CathayOnline, Inc.


Gentleman:

        We hereby consent to references to our name in CathayOnline, Inc.'s filing on Form 10-SB with the United States Securities and Exchange Commission and to the inclusion of our opinion as an exhibit therewith.

Dated: November 29, 1999
                                                        Very truly yours,


                                                        Beijing Sage Law Firm


                                                         /s/ ZIIANG Wei